[Note: This is one of four substantially identical agreements between CD Radio Inc. and the Registrant or one of its subsidiaries.]


                             RADIO LICENSE AGREEMENT

         AGREEMENT, dated as of February 2, 1999, between CD RADIO INC., a Delaware corporation ("CD Radio"), and INFORMATION NETWORK RADIO, LLC, Delaware a limited liability company ("In Radio").

         For good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the following meanings:

         "Especially Women" means the twenty-four (24) hour, seven (7) day a week, talk and information programming service to be financed and produced solely by In Radio, which shall target its content towards women, presenting call-ins and features and utilizing, among other things, the resources of the Women.com network of websites.

         "Platform" means CD Radio's digital audio radio delivery system consisting of the appropriate digital satellite delivery technology and equipment configured to provide Subscribers with digital audio radio service via a consumer reception device.

         "Subscriber" means any person in the Territory receiving digital audio radio service from CD Radio via the Platform.

         "Territory" means the United States its territories and possessions, and Canada.

         2. Limited License. (a) Subject to the terms and conditions of this Agreement, In Radio hereby grants to CD Radio a nontransferable (except as otherwise provided in this Agreement) license to transmit Especially Women to Subscribers via the Platform. The license hereby granted to CD Radio shall be without license fee or other charge to CD Radio.

         (b) CD Radio acknowledges and agrees that the copyright, patent, trade secret and all other intellectual property rights of whatever nature that are now existing or may accrue in Especially Women (and any promotional materials created and provided exclusively by In Radio relating thereto) are and shall remain the property of In Radio, and that nothing in this Agreement shall be construed as transferring any aspects of such rights to CD Radio or any third party other than as expressly set forth herein. No other rights are hereby granted to CD Radio, and CD Radio is specifically prohibited from copying, editing, modifying, transmitting or distributing Especially Women other than as expressly permitted in this Agreement. All rights not expressly granted to CD Radio in this Agreement are expressly reserved by In Radio for its exclusive use.

         3. Term. (a) The term of this Agreement (the "Term") shall commence on the date hereof and shall extend until the fifth (5th) anniversary of the date on which CD Radio begins offering its service to the public via the Platform (such service commencement date being referred to herein as the "Launch Date"). The Term shall automatically renew thereafter for successive two (2) year periods unless either party shall notify the other in writing of its intention not to renew this Agreement at least ninety (90) days before the expiration of the Term or any renewal thereof.

                                                                    Exhibit 10.1

         (b) Notwithstanding the foregoing, In Radio shall have the right to terminate this Agreement at any time upon thirty (30) days prior written notice without incurring any liability to CD Radio if (i) In Radio ceases to produce or offer Especially Women or (ii) In Radio is unable to obtain any necessary regulatory approvals required in connection with the performance of its obligations and duties under this Agreement.

         (c) CD Radio shall have the right to terminate this Agreement immediately at any time without the requirement of prior notice and without incurring any liability to In Radio if (i) CD Radio ceases to offer its service via the Platform, (ii) CD Radio is unable to obtain any necessary regulatory approvals required in connection with the performance of its obligations and duties under this Agreement or (iii) In Radio materially alters the format of Especially Women from that defined herein without the prior consent of CD Radio.

         4. Exclusivity; Right of First Refusal. (a) In Radio hereby covenants and agrees that during the Term, In Radio shall not license or otherwise permit the transmission, retransmission or other use of Especially Women to or by any other person or entity in the business of providing a satellite digital audio radio service transmitted within the Territory.

         (b) In Radio hereby covenants and agrees that if at any time during the Term, In Radio or any of its subsidiaries or affiliates develops any additional English or Spanish language audio services (each, an "Additional Service") and In Radio or any of its subsidiaries or affiliates desires to license or otherwise permit the transmission, retransmission or other use of such Additional Service by any person or entity in the business of providing a satellite digital audio radio service transmitted within the Territory (other than CD Radio and its subsidiaries), then In Radio or such subsidiary or affiliate of In Radio shall deliver to CD Radio a written statement describing in reasonable detail such Additional Service. Within ninety (90) days of receipt by CD Radio of such written statement describing in reasonable detail the Additional Service, CD Radio shall notify In Radio whether or not it has elected to transmit the Additional Service on the Platform. If CD Radio notifies In Radio that it has elected to transmit the Additional Service on the Platform, then CD Radio and In Radio shall promptly enter into a license agreement relating to such Additional Service. The terms of such license agreement for the Additional Service shall be substantially similar to the terms of this Agreement, with such changes and modifications as may be mutually agreed to by CD Radio and In Radio. If CD Radio notifies In Radio that it has elected not to transmit the Additional Service on the Platform, then In Radio and its subsidiaries and affiliates shall be free to license or otherwise permit the transmission, retransmission or other use of the Additional Service by any person or entity, including any person or entity in the business of providing a satellite digital audio radio service transmitted within the Territory.

         5. Remedy. Either party may terminate this Agreement prior to the end of the Term if (i) the other party fails to cure (or provide evidence, to the other party's reasonable satisfaction, that it is working diligently toward curing) a material breach or violation within thirty (30) days after its receipt of written notice from the other party validly asserting such breach or violation or (ii) any representation or warranty made by the other in this Agreement is no longer true. Such termination (in addition to the indemnifications provided hereunder) shall be In Radio's sole and exclusive remedy for any breach by CD Radio.

         6. Distribution. From the Launch Date until the end of the Term, CD Radio shall make Especially Women available to Subscribers on a full-time basis via the Platform. Especially Women shall be offered via the Platform on a channel selected by CD Radio in its sole discretion and dedicated solely to Especially Women. All numeric channel designations are subject to CD Radio's sole discretion, and no representation or assurance in that regard is made by CD Radio herein. CD Radio shall distribute Especially Women in accordance with all applicable local, state and federal laws in the manner specified above, without modification, material delay, or alteration, other than with respect to advertising and promotional insertions as provided for under this Agreement. Notwithstanding the foregoing, CD Radio may remove from Especially Women, or insist upon the removal from Especially Women by In Radio of, any material contained in the programming content of Especially Women which CD Radio, in its sole discretion, determines to be (i) misleading or deceptive, (ii) obscuring of the distinction between editorial and advertising content, (iii) in violation of any federal, state or local law or regulation, any industry standard, or the rights of any third party, or (iv) otherwise detrimental to CD Radio or inconsistent with CD Radio's standards of appropriateness. In Radio shall be responsible for delivery of Especially Women to CD Radio. In Radio hereby agrees to make its feed available to CD Radio beginning September 1, 1999.

         7. Commercial Time. (a) All rights to advertising or sponsorship of Especially Women shall be reserved to In Radio; provided, that (i) on the Launch Date, CD Radio shall acquire the right to use or to dispose of the right to use one (1) minute of commercial time per each hour on Especially Women; (ii) on the second (2nd) anniversary of the Launch Date, CD Radio shall acquire the right to use or to dispose of the right to use a total of three (3) minutes of commercial time per each hour on Especially Women; (iii) on the third (3rd) anniversary of the Launch Date, CD Radio shall acquire the right to use or to dispose of the right to use a total of four (4) minutes of commercial time per each hour on Especially Women, (iv) on the fourth (4th) anniversary of the Launch Date, CD Radio shall acquire the right to use or to dispose of the right to use a total of five (5) minutes of commercial time per each hour on Especially Women, and
(v) on the fifth (5th) anniversary of the Launch Date CD Radio shall acquire the right to use or to dispose of the right to use fifty percent (50%) of the net commercial time available to In Radio per each hour on Especially Women, but in no event less than a total of five (5) minutes per each hour.

         (b) CD Radio reserves the right to require commercial sponsors to revise or remove any material that CD Radio, in its sole discretion, determines to be (i) misleading or deceptive, (ii) obscuring of the distinction between editorial and advertising content, (iii) in violation of any federal, state or local law or regulation, any industry standard, or the rights of any third party, or (iv) otherwise detrimental to CD Radio or inconsistent with CD Radio's standards of appropriateness.

         (c) In providing the Especially Women feed to CD Radio, In Radio shall include therein all necessary signaling to enable CD Radio to utilize any right to use or dispose of the use of commercial time on Especially Women which CD Radio may acquire under paragraph (a) above.

         8. Reports and Records. Within thirty (30) days following the last day of each calendar month in which Especially Women is scheduled for airing by CD Radio, CD Radio shall deliver to In Radio a report verifying that Especially Women was aired by CD Radio during such month in accordance with this Agreement.

         9. Promotion. (a) CD Radio is hereby granted the right to issue publicity about Especially Women, which publicity may include the name, logo and other information provided to CD Radio by In Radio regarding Especially Women; provided, that such name, logo and information shall in no event be used by CD Radio in any manner which may reasonably be expected to have a material adverse effect on In Radio. In Radio is hereby granted the right to issue publicity about CD Radio limited to publicity regarding the transmission of Especially Women on the Platform, which publicity may include CD Radio's name, logo and other information provided to In Radio regarding the Platform; provided, that any such use of CD Radio's name, logo and such other information shall be subject to the prior approval of CD Radio.

         (b) During the Term, CD Radio shall promote Especially Women in a manner consistent with its promotion of other information services on the Platform.

         (c) During the Term, In Radio shall promote the availability of Especially Women on the Platform. Such promotion, which will commence no later than sixty (60) days prior to the Launch Date, shall include:

                  (i) promotion by In Radio of the availability of Especially Women on CD Radio on a continual basis via its Internet Website;

                  (ii) maintenance by In Radio of an Internet Website link to CD Radio's Website; and

                  (iii) commencing sixty (60) days prior to the Launch Date, constant mention of the availability of Especially Women in all publications, on the website "Women.com" and all other Internet Websites that are now, or hereafter become, aligned with In Radio during the Term.

         (d) In Radio shall promote its availability on the Platform through its media outlets. The parties contemplate that such outlets may include: (i) terrestrial radio stations owned and operated by In Radio affiliates; (ii) live seminars featuring In Radio talent; (iii) direct mail initiated by In Radio;
(iv) outdoor billboards; and (v) publications.

         (e) CD Radio shall provide In Radio with any promotional materials that CD Radio shall make generally available to programming providers on the Platform for such promotional purposes. Any manner or medium of promotion used by In Radio to promote In Radio's availability on the Platform which is not provided by CD Radio shall be subject to CD Radio's reasonable prior approval.

         (f) Unless otherwise required by applicable law or regulation, neither CD Radio nor In Radio shall make any public announcement regarding this Agreement or any of the provisions contained herein without the consent of the other.

         10. Representations and Warranties.

         (a) Power and Authority. Each party warrants to the other that it has the power and authority to enter into this Agreement and to perform all of its obligations hereunder.

         (b) Quality and Nature of the Transmissions. CD Radio warrants that its transmissions of Especially Women shall be of a technical quality that is comparable to the quality of other information services provided on the Platform. CD Radio does not warrant that transmissions of Especially Women will be uninterrupted or error-free. CD Radio's sole liability and In Radio's sole remedy in the event of any failure in the operation of the Platform shall be for CD Radio to use its reasonable commercial efforts to remedy such failure. CD Radio makes no warranty as to the retransmission of materials or as to the services provided to CD Radio by third parties in connection with the transmission of Especially Women on the Platform, or as to the results to be obtained from such third parties' services. Except as otherwise permitted by this Agreement, Especially Women will be retransmitted "as is", and the retransmission services provided by third parties are provided "as is", without warranties of merchantability or fitness for a particular purpose or use.

         (c)  Noninfringement.  In  Radio  warrants  that it has  all  requisite rights, power and authority to provide Especially Women to CD Radio as contemplated in this Agreement and that CD Radio's distribution and promotion of Especially Women and use of In Radio's name, logo and other information provided to CD Radio by In Radio in accordance with the terms and conditions of this Agreement (i) will not give rise to any claim by any third party, including, without limitation, claims arising from or relating to copyright, rights of publicity, patent or trademark infringement, unfair competition, idea misappropriation, plagiarism, defamation, libel, slander or any other intellectual property right, intentional infliction of emotional distress or related torts, obscenity, indecency, professional malpractice, violation of statutory, common law or contractual rights of privacy or confidentiality or of any other right of any third party, including, without limitation, any royalty, reuse, residual, guild or union obligations, all of which shall be borne exclusively by In Radio, and (ii) will not otherwise result in injury or damage to any third party. In Radio represents and warrants that In Radio has obtained all rights, waivers, permissions and clearances necessary to air Especially Women on the Platform.

         (d) No Conflict. Each party represents and warrants that neither the execution and delivery of this Agreement, nor the performance of its obligations hereunder, will violate any agreement to which it is a party or any federal, state, or local law or regulation to which it is subject.

         (e) Performance Guarantee. CD Radio represents, warrants, and covenants that it will provide the services required by this Agreement to all persons in the Territory who become Subscribers during the term of this Agreement.

         11. Indemnity. (a) In Radio shall defend, indemnify and hold CD Radio harmless from and against any loss, damage, expense or claim arising from or out of the content of Especially Women as furnished to CD Radio by In Radio, including, but not limited to, any loss, damage, expense or claim based upon alleged violation or infringement of any intellectual property right, including, without limitation, libel, slander, defamation, invasion of the right of privacy, or violation or infringement of copyright (including music performance rights), literary or music synchronization rights. In addition, In Radio shall defend, indemnify, and hold CD Radio harmless from any loss, damage, expense, or claim arising from an action brought against CD Radio by a third party alleging facts based on In Radio's breach of its representations, warranties or obligations under this Agreement.

         (b) CD Radio shall defend, indemnify, and hold In Radio harmless from any loss, damage, expense, or claim arising from an action brought against In Radio by a third party alleging facts based on CD Radio's breach of its representations, warranties or obligations under this Agreement. Notwithstanding the foregoing, however, CD Radio shall not be responsible for actions of third parties resulting in harm due to change, loss, damage, destruction or unauthorized use of Especially Women, including, without limitation, unauthorized use or reproduction of Especially Women or any portion thereof by third parties, including, without limitation, Subscribers.

         12. Limitation of Liability. Notwithstanding anything in this Agreement to the contrary:

         (a) IN NO EVENT SHALL EITHER PARTY HERETO BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, SPECULATIVE, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER FORESEEABLE OR NOT (INCLUDING, WITHOUT LIMITATION, THOSE ARISING FROM NEGLIGENCE, OCCASIONED BY ANY FAILURE TO PERFORM OR THE BREACH OF ANY OBLIGATION UNDER THIS AGREEMENT FOR ANY CAUSE WHATSOEVER) .

         (b) NEITHER CD RADIO NOR IN RADIO MAKE ANY WARRANTIES HEREIN EXCEPT FOR THE WARRANTIES SPECIFIED IN THIS AGREEMENT. CD RADIO AND IN RADIO, EACH FOR ITSELF, DISCLAIM ALL OTHER EXPRESS WARRANTIES AND ALL IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OR USE.

         (c) CD RADIO'S MAXIMUM LIABILITY FOR DAMAGES TO IN RADIO FOR ANY AND ALL CAUSES WHATSOEVER AND IN RADIO'S MAXIMUM REMEDY, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR IN TORT, SHALL BE LIMITED TO EARLY TERMINATION OF TRANSMISSION OF ESPECIALLY WOMEN. IN NO EVENT SHALL CD RADIO OR ANYONE ELSE INVOLVED IN TRANSMISSION OF ESPECIALLY WOMEN BE LIABLE FOR ANY LOST DATA, LOST REVENUES, OR BUSINESS INTERRUPTION. EXCEPT AS PROVIDED IN SECTION 11(b) OF THIS AGREEMENT, CD RADIO SHALL NOT BE LIABLE TO IN RADIO FOR ANY CLAIM AGAINST IN RADIO BY ANY OTHER PARTY.

         13. Assignment. (a) The rights and obligations of CD Radio under this Agreement may be assigned or transferred without the consent of In Radio in the event CD Radio transfers its control and/or ownership of the Platform to a third party; Provided. however, that such third party shall in all events agree to accept and abide by all of the terms and conditions of this Agreement. Notwithstanding the foregoing, CD Radio may assign this Agreement to any entity which, as of the date of this Agreement, controls, is controlled by, or is under common control with CD Radio or to any entity which, following the date of this Agreement, merges with CD Radio or acquires all or substantially all of CD Radio's stock or assets.

         (b) The rights and obligations of In Radio under this Agreement may not be assigned to a third party without the prior written consent of CD Radio, which consent shall not unreasonably be withheld; provided, however, that such third party shall in all events agree to accept and abide by the terms and conditions of this Agreement. Notwithstanding the foregoing, In Radio may, without the requirement of CD Radio's consent, assign this Agreement to any entity which, as of the date of this Agreement, controls, is controlled by, or is under common control with In Radio.

         14. Notices. All notices that either CD Radio or In Radio is required or may desire to give to the other under this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail (postage prepaid) or telecopy to such party at the address set forth below, or at such other address as such party shall have designated by notice duly given in the manner provided above. All such notices shall be deemed given on receipt.

         Notice to CD Radio shall be sent to:

                    CD Radio Inc.
                    1180 Avenue of the Americas
                    14th Floor
                    New York, New York 10036
                    Attention: General Counsel
                    Telecopier: (212) 899-5036

         Notice to In Radio shall be sent to:

                    Information Network Radio, LLC
                    114 Sansome Street
                    Suite 1410
                    San Francisco, California 94104
                    Attention: Mr. N. John Douglas
                    Telecopier: (415) 434-1280

                    with a copy to:

                    Howard Tepel, Esq.
                    Fleischman and Walsh, L.L.P.
                    1400 Sixteenth Street, N.W.
                    Washington, D.C. 20036


         15. Miscellaneous. (a) Neither party shall be liable to the other under the terms of this Agreement for any delays, preemptions or their failure to perform when such delays, preemption or failures are due to any cause beyond the control of the party whose performance is so affected.

         (b) This Agreement, and all collateral matters relating thereto, shall be governed and construed under the laws of the State of New York (without regard to conflict of laws or choice of law principles in the governing jurisdiction), applicable to agreements fully made and performed therein, subject to applicable provisions of the Communications Act of 1934, as amended, and the applicable rules, regulations and orders of the Federal Communications Commission.

         (c) Nothing contained herein shall be deemed to create, and the parties do not intend to create, any relationship as partners or joint venturers between CD Radio and In Radio with respect to this Agreement.

         (d) The invalidity or unenforceability of any provision of this Agreement will not affect the validity of any other provision of this Agreement, and in the event that any provisions are determined to be invalid or otherwise illegal, this Agreement will remain in effect and will be construed in accordance with its terms as if the invalid or illegal provision were not contained herein.

         (e) This Agreement constitutes the entire agreement and understanding between the parties with regard to the subject matter hereof, and supersedes all prior or contemporaneous oral or written agreements and representations between the parties. Any amendment, modification or alteration of this Agreement must be in writing and signed by the duly authorized representatives of the parties.

         (f) No term or condition of this Agreement will be deemed waived, and no breach will be excused, unless such waiver or excuse is in writing and signed by the party against whom such waiver or excuse is sought to be enforced.

         (g) The captions and headings in this Agreement are intended only for convenience, and will in no event be construed to define, limit or describe the scope or intent of this Agreement, or of any provision of this Agreement, nor in any way affect the interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


CD RADIO INC.                               INFORMATION NETWORK RADIO, LLC


Name Joseph S. Capobianco                   Name: N. John Douglas
Title: Executive Vice President,            Title: Chairman and Chief Executive
       Content                                     Officer